                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       NEW JERSEY RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719

                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 26, 2003
                            ------------------------

     The Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, February 26, 2003, at the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey, 07712, for the following purposes:

          1. To elect five directors to the Board of Directors, four for terms expiring in 2006 and one for a term expiring in 2004.

          2. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2003.

          3. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 10, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for fiscal 2002 was previously mailed or is being mailed concurrently with this proxy material to all shareholders of record.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone, the Internet, or sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope. Please refer to the enclosed Proxy Card for instructions about the use of each of these options.

                                          OLETA J. HARDEN
                                          Secretary

Wall, New Jersey
January 23, 2003

                                PROXY STATEMENT
                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION

                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 26, 2003

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to vote immediately.

     The Company's Annual Report for fiscal year 2002 has been mailed to the Company's shareholders, or is being mailed together with this Proxy Statement. The 2002 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

     This proxy statement and the accompanying proxy materials are being mailed to shareholders on or about January 23, 2003.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey, 07712, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, February 26, 2003.

                VOTING OF SECURITIES AND SHAREHOLDER INFORMATION

     The proxies solicited by this proxy statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting.

     Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date; (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions.

     Only holders of record of the Company's outstanding Common Stock at the close of business on January 10, 2003 are entitled to notice of and to vote at the Meeting. At the close of business on January 10, 2003, there were 27,040,863 outstanding shares of Common Stock. Each share is entitled to one vote. No person, to the knowledge of the Company, based upon filings with the Securities and Exchange Commission (the "SEC"), held beneficially 5% or more of the Company's Common Stock as of January 10, 2003.

     The following table sets forth, as of January 10, 2003, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute approximately 4% of the total shares outstanding.

                                                                                    AMOUNT AND NATURE OF
                                                                TITLE OF                 BENEFICIAL
NAME                                                            SECURITY               OWNERSHIP(1)(2)
----                                                          ------------    ---------------------------------
Nina Aversano...............................................  Common Stock       16,196 shares   --    Direct
Lawrence R. Codey...........................................  Common Stock        8,100 shares   --    Direct
Leonard S. Coleman..........................................  Common Stock       23,372 shares   --    Direct
Laurence M. Downes..........................................  Common Stock      305,933 shares   --    Direct
                                                                                  2,894 shares   --    Indirect
Joe B. Foster...............................................  Common Stock       21,694 shares   --    Direct
                                                                                  3,000 shares   --    Indirect
Hazel S. Gluck..............................................  Common Stock       22,068 shares   --    Direct
James T. Hackett............................................  Common Stock       17,521 shares   --    Direct
Oleta J. Harden.............................................  Common Stock       71,934 shares   --    Direct
                                                                                    115 shares   --    Indirect
Dorothy K. Light............................................  Common Stock       27,843 shares   --    Direct
                                                                                     68 shares   --    Indirect
Glenn C. Lockwood...........................................  Common Stock      113,764 shares   --    Direct
Joseph P. Shields...........................................  Common Stock       74,445 shares   --    Direct
                                                                                     17 shares   --    Indirect
J. Terry Strange............................................  Common Stock            0 shares   --    Direct
Wayne K. Tarney.............................................  Common Stock       51,305 shares   --    Direct
William H. Turner...........................................  Common Stock       11,330 shares   --    Direct
Gary W. Wolf................................................  Common Stock       18,647 shares   --    Direct
George R. Zoffinger.........................................  Common Stock       34,897 shares   --    Direct
                                                                                    300 shares   --    Indirect(3)
                                                                                    450 shares   --    Indirect
All Directors and Executive Officers as a Group.............  Common Stock    1,118,345 shares   --    Direct
                                                                                  7,132 shares   --    Indirect

---------------
(1) Information as to the amount and nature of beneficial ownership not within the knowledge of the Company has been furnished by each individual.

(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, deferred stock units ("Units") in the Directors' fee deferral plan or officers deferral plan, and performance units awarded pursuant to the Employee and Outside Director Long-Term Incentive Compensation Plan ("LTIP Units") as follows: Ms.
    Aversano -- 12,750 options and 1,141 Units; Mr. Codey -- 5,250 options and 812 Units; Mr. Coleman -- 18,750 options and 3,483 Units; Mr.
    Downes -- 267,222 options, 23,312 Units, and 5,000 LTIP Units; Mr.
    Foster -- 12,750 options; Ms. Gluck -- 18,750 options and 2,967 Units; Mr. Hackett -- 12,750 options and 4,315 Units; Mrs. Harden -- 53,735 options, 6,608 Units and 2,000 LTIP Units; Mrs. Light -- 18,750 options and 1,161 Units; Mr. Lockwood -- 97,761 options, 7,180 Units and 2,500 LTIP Units; Mr. Shields -- 66,375 options, 4,626 Units and 1,500 LTIP Units; Mr.
    Tarney -- 45,000 options, 4,805 Units and 1,500 LTIP Units; Mr.
    Turner -- 8,250 options and 2,030 Units; Mr. Wolf -- 17,250 options; Mr. Zoffinger -- 17,250 options and 5,301 Units; and all directors and executive officers as a group 909,425 options, 90,047 Units and 18,800 LTIP Units.

(3) Mr. Zoffinger disclaims beneficial ownership of these securities.

                             ELECTION OF DIRECTORS

                            [ITEM (1) ON PROXY CARD]

                                     ITEM 1

     The Board of Directors currently consists of twelve members divided into three classes with overlapping three-year terms.

     Five individuals have been nominated for election as directors at the Meeting, four to serve for three-year terms expiring 2006, one to serve for a one-year term expiring 2004 pursuant to the Company's policy on director retirement, and each until their respective successors are elected and have qualified. Each of the nominees is now serving as a director of the Company. Mr.
J. Terry Strange, the newest member of the Board, was elected to the Board in January 2003, after his retirement as Vice Chair and Managing Partner of U.S. Audit Practice for KPMG, LLP. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

                                       NOMINEE FOR ELECTION AS
                                 DIRECTOR WITH TERM EXPIRING IN 2004

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [GLUCK PHOTO]               Senior Partner, Hodes, Shaw, Bodman & Gluck, since January 2002,
       Hazel S. Gluck              President, The GluckShaw Group (formerly Policy Management &
    Director since 1995            Communications, Inc.) from April 1994, to January 2002, both
           Age 68                  government consulting and public relations firms; Trustee,
                                   College of New Jersey; Director, New Jersey State Chamber of
                                   Commerce and Kidsbridge Cultural Center of Trenton; former
                                   Commissioner, Port Authority of New York and New Jersey, New
                                   Jersey Department of Transportation, New Jersey Transit and New
                                   Jersey Department of Insurance.

                                        NOMINEES FOR ELECTION AS
                                  DIRECTORS WITH TERMS EXPIRING IN 2006

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [HACKETT PHOTO]              Chairman, President and Chief Executive Officer ("CEO"), Ocean
      James T. Hackett             Energy Inc., formerly Seagull Energy Corporation, since 1998, an
    Director since 1999            oil and gas exploration and production company; President-Energy
           Age 48                  Services Group, Duke Energy Corp. from 1997 to 1998; Executive
                                   Vice President, PanEnergy Corp from 1996 to 1997; Director, Ocean
                                   Energy Inc., Kaiser Aluminum Corp., a producer and fabricator of aluminum and related products, Temple-Inland, Inc., a holding company engaged in wood, pulp, paper and fiber products, and financial services and Fluor Corp., a worldwide engineering services company.

      [STRANGE PHOTO]              Retired: Vice Chair and Managing Partner of U.S. Audit Practice
      J. Terry Strange             from 1996 to 2002 and Global Managing Partner of Audit Practice
    Director since 2003            from 1998 to 2002, KPMG, LLP, an independent public accounting
           Age 59                  firm.

        [WOLF PHOTO]               Senior Partner, Cahill Gordon & Reindel, a law firm, for more
        Gary W. Wolf               than five years and Director, Southwestern Public Service
    Director since 1996            Company, an electric utility company, from 1986 to October 1997.
           Age 64


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
     [ZOFFINGER PHOTO]             President and CEO, New Jersey Sports & Exposition Authority since
    George R. Zoffinger            March 2002; President & CEO, Constellation Capital Corp., since
    Director since 1996            March 1998, a financial services company; President & CEO, Value
           Age 54                  Property Trust, a publicly owned real estate investment trust from 1995 to February 1998; President and CEO, Constellation
                                   Bancorp from 1991 through 1994, a financial services company;
                                   Chairman and Director, CoreStates New Jersey National Bank from
                                   1994 through 1997; Director, Admiralty Bancorp, Commercial
                                   Federal Bancorp, both financial services companies; New Jersey
                                   Alliance for Action, and New Jersey World Trade Council; Trustee,
                                   St. Peter's Medical Center, and Chairman, New Brunswick
                                   Development Corporation.

                                  DIRECTORS WITH TERMS EXPIRING IN 2004

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [CODEY PHOTO]               Retired; President & Chief Operating Officer, Public Service
     Lawrence R. Codey             Electric & Gas Company from September 1991 through February 2000.
    Director since 2000            Director, The Trust Company of New Jersey, a financial
           Age 58                  institution, United Water Resources, Inc., a utility holding company with subsidiaries providing water and wastewater
                                   services, Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider and Sealed Air Corporation, a
                                   manufacturer and seller of food and specialty packaging materials and systems.


       [DOWNES PHOTO]              Chairman of the Board of Directors of the Company since
     Laurence M. Downes            September 1996 and President and CEO of the Company since
    Director since 1995            July 1995; Member, New Jersey Commission on Higher
           Age 45                  Education; Member, PNC Bank Regional Advisory Council, and
                                   Director, American Gas Association.

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------

       [FOSTER PHOTO]              Chairman since 1989 and CEO from 1989 to January 2000, Newfield
       Joe B. Foster               Exploration Company, an oil and gas exploration company; Chairman
    Director since 1994            and CEO, Baker Hughes, Inc., an oil and gas services company from
           Age 68                  January to August 2000; Director McDermott International, Inc., a
                                   construction and engineering firm, and past Chairman of the
                                   National Petroleum Council.

       [TURNER PHOTO]              Senior Partner, Summus Limited, a consulting firm specializing in
     William H. Turner             the financial services industry, since September 2002. Chairman,
       Director since              from September 1999 to September 2002, and President from August
         March 2000                1997 to September 2002, PNC Bank, N.A., New Jersey and Northeast
           Age 62                  Region; Vice Chairman and Director, Chemical Banking Corporation,
                                   from 1990 to 1996; Director, Franklin Electronic Publishers, an
                                   electronics reference products company, Standard Motor Products,
                                   Inc., an automotive replacement parts company, and Volt
                                   Information Sciences, Inc., a staffing services,
                                   telecommunications and information solutions company; Chairman,
                                   Atlantic Health System; Chairman, PNC Bank Regional Advisory
                                   Council; Trustee, NJN Foundation and Trinity College and Vice
                                   President, Montclair Art Museum.

                                DIRECTORS WITH TERMS EXPIRING IN 2005

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [AVERSANO PHOTO]             President and CEO, Aversano Consulting, L.L.C., providing
       Nina Aversano               consulting services to companies in the telecommunications
    Director since 1998            industry since June 2002; Advisor and Executive Vice President,
           Age 57                  Worldwide Field Operations, Apogee Networks, a content building and service creation software company, from May 2001 through
                                   March 2002; President, North America Global Service Provider
                                   Division, Lucent Technologies, a designer, developer and manufac-
                                   turer of telecommunications systems, software and products, from
                                   1993 to December 2000, formerly AT&T Network Systems Division;
                                   and Director, ADVA Optical Networks, a German based
                                   telecommunications equipment supplier.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [COLEMAN PHOTO]              Senior Advisor since November 1999 and formerly President,
     Leonard S. Coleman            National League of Professional Major League Baseball Clubs from
    Director since 1995            March 1994 to that time; Director, Avis, Inc., a car rental and
           Age 53                  leasing company, Cendant Corp., a hotel and real estate franchise company, H. J. Heinz Company, a manufacturer and marketer of processed food products, Omnicom Group, Inc., an advertising holding company, Owens Corning Corp., a glass and plastics manufacturing company, Churchill Downs, Inc., operator of thor-
                                   oughbred horse race tracks, Electronic Arts, Inc., a creator, marketer and distributor of entertainment software and Member,
                                   PNC Bank Regional Advisory Council.

       [LIGHT PHOTO]               CEO, Alden Enterprises, LLC, since January 1996, a consulting
      Dorothy K. Light             company; Corporate Vice President and Secretary from June 1990 to
    Director since 1990            July 1995, The Prudential Insurance Company of America; Trustee
           Age 65                  and Chair, Milkweed Editions, a publishing company, and Chair,
                                   Save the Patient, a non-profit educational organization.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 2002, there were nine meetings of the Board of Directors. Each director attended more than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year.

     The Audit Committee, during fiscal 2002, consisted of Nina Aversano, Lawrence R. Codey, James T. Hackett, (Committee Chair), William H. Turner and Gary W. Wolf. Each member of the Audit Committee is independent, as such term is defined in the New York Stock Exchange listing standards. In addition, each Audit Committee member satisfies the audit committee independence standards under the Sarbanes -- Oxley Act of 2002. Mr. J. Terry Strange has been added to the Audit Committee for fiscal 2003. Mr. Strange meets the requirements of a "audit committee financial expert" as set forth in recently adopted SEC regulations, and is independent of management of the Company. He also satisfies the independence standards of the New York Stock Exchange and the Sarbanes -- Oxley Act. The Audit Committee met five times during fiscal 2002 for the purpose of overseeing management's responsibilities for accounting, internal controls and financial reporting. While not attempting to verify the results of any specific audit, the Committee did satisfy itself, and ultimately the Board, that these functions are being carried out responsibly. The Committee acts to assure itself of the independence of the independent accountants by reviewing each non-audit service rendered or to be rendered by the accountants. After meeting with the independent accountants to review the scope of their examination, fees and the planned scope of future examinations, the Committee makes a recommendation to the Board for the appointment of an independent accounting firm for the following fiscal year. The Report of the Audit Committee (see below) more fully describes the responsibilities and the activities of the Audit Committee.

     The members of the Corporate Governance Committee are Leonard S. Coleman, Joe B. Foster, Hazel S. Gluck (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and make recommendations to the Board regarding those assessments. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. This Committee met three times in fiscal 2002. The Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before November 7, 2003.

     The Executive Committee consists of Leonard S. Coleman, Laurence M. Downes, Joe B. Foster, Hazel S. Gluck, James T. Hackett and Gary W. Wolf (Committee Chair). During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 2002.

     The Financial Policy Committee, consisting of Lawrence R. Codey, Leonard S. Coleman (Committee Chair), Hazel S. Gluck, James T. Hackett, and William H. Turner, met twice during fiscal 2002 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, and other corporate financial and pension matters.

     The Management Development and Compensation Committee, consisting of Nina Aversano, Joe B. Foster (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger, met once during fiscal 2002 to oversee the performance and qualifications of senior management, and to review and make recommendations regarding the annual compensation and benefits of all elected officers of the Company and its subsidiaries.

                             AUDIT COMMITTEE REPORT

     The following "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2002, the Audit Committee met five times, and the Audit Committee Chair, as representative of the Audit Committee, discussed the interim financial information contained in the quarterly earnings announcements with the Chief Financial Officer and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

James T. Hackett, Chair    William H. Turner
Nina Aversano              Gary W. Wolf
Lawrence R. Codey

Dated: November 19, 2002

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) each Director receives an annual retainer of $18,800, of which $8,000 is paid in Company common stock; (2) each Director receives a fee of $1,000 for each Board and committee meeting attended, except for Audit Committee meetings, for which a fee of $1,500 is paid and (3) the chairs of the Audit and Executive Committees receive an annual retainer of $10,000 and the chairs of all other Board committees receive an annual retainer of $5,000. Directors also receive, at the time they are first elected to the Board, a one-time award of 200 shares and options to purchase 5,000 shares of the Company's common stock pursuant to the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Long-Term Plan"). An additional award of options to purchase 1,500 shares of the Company's common stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

     The following "Management Development and Compensation Committee Report" and "Comparison of Five Year Cumulative Total Return" graph shall not be deemed incorporated by reference by any general statement incorporating this proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

     The Management Development and Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee directors who are independent of the Company under the listing standards of the New York Stock Exchange.

     The Committee's executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Committee reviews the performance of the officers of the Company and its subsidiaries, and makes recommendations to the Board with respect to the compensation and benefit programs that are applicable to these officers. The Committee also has oversight of certain of the Company's employee benefit plans.

     The Committee uses a nationally recognized compensation consultant to review competitive compensation levels of senior executives in the industry. Through this process, the Committee identifies the competitive compensation levels, both with respect to base salary and overall executive compensation packages among the Company's peers. Many, but not all, of the compensation peer companies are contained in the Standard and Poor's Utilities Index used in the performance graph on page 14.

     The Committee compares this external data to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to assess and make recommendations to the Board with respect to both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Compensation levels set for each executive officer are based upon marketplace compensation information, the Committee's judgment and performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, staff development, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance is reviewed to ensure consistency with the overall corporate vision, mission and strategies. In making compensation decisions for 2002 the Committee reviewed executive accomplishments in total energy deliveries, number of new customers, cost of adding a new customer, earnings, expenses, return on equity, market share, operating and net income and the Company's assumption of a leadership role in energy-related businesses.

     The Company has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Plan. The structure of the total executive compensation package is such that when the Company achieves its target annual business objectives, the Company's senior executives receive a level of compensation approximately equivalent to the median compensation paid to similar executive positions in the marketplace.

BASE SALARY PROGRAM

     In setting the base salary level of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in similar companies. In setting levels, the Company currently targets the median of the relevant labor market. The Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive. Changes in compensation are directly dependent upon individual and Company performance. Mr. Downes' calendar 2002 base salary was $450,000, approximately at the median level for comparable companies.

INCENTIVE PLAN

     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company ("NJNG"), a wholly-owned subsidiary of the Company, designated by the Committee, may receive additional cash compensation based upon the Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the base salary of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual awards are payable based on the executive's attainment of a portfolio of goals including earnings, customer satisfaction and leadership. Incentive award levels provide payments that are at approximately market median when target results are achieved.

     The incentive awards to executive officers for achievements in fiscal 2002 (paid in fiscal 2003), including the incentive of $250,000 made to Mr. Downes, reflect overall results that, in total, were at target for the Company.

LONG-TERM PLAN

     The Long-Term Plan provides for the award of stock options, (the "Stock Options"), performance units (the "LTIP Units"), or restricted stock (the "Restricted Stock") to designated employees. The Committee believes that LTIP Units, each unit of which is equal in value to a share of Common Stock, provide executives a strong incentive to create earnings that could be the foundation for the payment of dividends and as a focus on stock price appreciation. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, awards of Stock Options, which allow the executive to benefit by appreciation in stock price, combined with the performance-based LTIP Units, provide strong incentives to executives by relating a major portion of their compensation to the future value of the Company's stock. Additionally, the use of stock-based compensation encourages individuals to act as owners/managers and is an important means of fostering a mutual interest between management and shareholders.

     There were no awards under the Long-Term Plan in fiscal 2002.

OTHER

     Section 162(m) of the Internal Revenue Code (the "Code") provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income tax, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee has relied and intends to continue to rely on performance-based compensation programs. The Committee expects that such programs will fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

Joe B. Foster, Chair  George R. Zoffinger
Nina Aversano         Gary W. Wolf
Dorothy K. Light

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                       ANNUAL                 AWARDS
                                                    COMPENSATION      -----------------------
                                                  -----------------    LTIP UNIT                   ALL OTHER
                                                  SALARY     BONUS    AWARD(S)**    OPTIONS**   COMPENSATION***
  NAME AND PRINCIPAL POSITION             YEAR*     ($)       ($)         (#)          (#)            ($)
  ---------------------------             -----   -------   -------   -----------   ---------   ---------------
  Laurence M. Downes....................  2002    437,711   220,000          0             0         4,000
  Chairman, CEO and President             2001    396,923   160,000      5,000       100,000         3,400
                                          2000    368,269   150,000          0       100,000         3,400
  Glenn C. Lockwood.....................  2002    197,269    58,000          0             0         5,318
  Senior Vice President &                 2001    188,654    50,000      2,500        50,000         5,387
    Chief Financial Officer               2000    173,985    45,179          0             0         5,038
  Oleta J. Harden.......................  2002    183,723    54,000          0             0         5,160
  Senior Vice President,                  2001    172,019    45,000      2,000        30,000         5,161
    General Counsel & Secretary           2000    148,115    40,000          0             0         4,443
  Joseph P. Shields.....................  2002    172,269    75,000          0             0         5,168
  Senior Vice President,                  2001    160,961    52,000      1,500        40,000         4,829
    Energy Services, NJNG                 2000    147,846    48,000          0             0         4,435
  Wayne K. Tarney.......................  2002    175,088    49,000          0             0         5,253
  President, NJR Home Services            2001    168,308    45,000      1,500        40,000         5,049
    Company                               2000    145,115    40,000          0             0         4,353

---------------
*   For fiscal year ended September 30.
** Each LTIP Unit and Option represents a share of Common Stock. None were issued in 2002.
*** Represents the Company's matching contributions under the Employees'
    Retirement Savings Plan (the "Savings Plan").

                AGGREGATED OPTION EXERCISES IN 2002 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                                                      UNEXERCISED
                                                                                      IN-THE-MONEY
                                  SHARES                        NUMBER OF               OPTIONS
                                ACQUIRED ON     VALUE      UNEXERCISED OPTIONS         AT FISCAL
                                 EXERCISE      REALIZED    AT FISCAL YEAR-END           YEAR-END
  NAME                              (#)          ($)               (#)                    ($)
  ----                          -----------    --------    -------------------        ------------
                                                              EXERCISABLE/            EXERCISABLE/
                                                              UNEXERCISABLE          UNEXERCISABLE
  Laurence M. Downes..........    21,178       282,853       202,529/296,250      2,013,923/1,959,285
  Glenn C. Lockwood...........     9,044       124,168         67,761/67,500          610,082/406,221
  Oleta J. Harden.............     5,569        75,889         38,735/37,500          402,723/218,907
  Joseph P. Shields...........         0             0         43,875/52,500          361,488/312,564
  Wayne K. Tarney.............         0             0         26,250/48,750          176,594/281,533

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                                         [GRAPH]

                      ($)     ($)      ($)      ($)      ($)      ($)
The Company           100    114.92   134.78   142.90   161.97   187.89
Company Peer Group**  100    118.30   112.13   127.63   131.24   130.74
S&P Utilities         100    130.31   128.09   183.52   137.35    88.86
S&P 500               100    109.02   139.28   157.74   115.84    92.16

---------------

 * Assumes $100 invested on September 30, 1997, in the Company stock, the S&P Utilities Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.

** The twenty-four companies in the Company Peer Group noted above are as follows: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corp., NiSource, Inc., Consolidated Edison Energy, Inc., Dominion Resources, Inc., Energy East Corporation, Keyspan Energy Corp., Laclede Gas Co., Nicor, Inc., Northwest Natural Gas Co., NUI Corporation, Oneok, Inc., PP&L Resources, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Public Service Enterprise Group, Inc., Scana Corp., SEMCO Energy, Inc., Sempra Energy, South Jersey Industries, Inc., Vectren Corp., and Washington Gas Light Co. The Company includes the performance of the Company Peer Group, because the Company Peer Group has a higher percentage of natural gas utility and combination natural gas and electric utility companies operating in the same region as the Company and having comparable size an market capitalization to that of the Company, as compared with the S&P Utilities Index.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Retirement Allowance Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:

                               PENSION PLAN TABLE

                           YEARS OF CREDITED SERVICE

COMPENSATION             10         15         20         25         30         35         40         45
------------           -------   --------   --------   --------   --------   --------   --------   --------
$150,000.............  $20,099   $ 30,148   $ 40,197   $ 50,246   $ 60,296   $ 70,345   $ 78,783   $ 87,220
175,000..............   23,811     35,717     47,622     59,528     71,433     83,339     93,183    103,026
200,000..............   27,524     41,285     55,047     68,809     82,571     96,333    107,583    118,833
225,000..............   31,236     46,854     62,472     78,090     93,708    109,326    121,983    134,639
250,000..............   34,949     52,423     69,897     87,371    104,846    122,320    136,383    150,445
275,000..............   38,661     57,992     77,322     96,653    115,983    135,314    150,783    166,251
300,000..............   42,374     63,560     84,747    105,934    127,121    148,308    165,183    182,058
325,000..............   46,086     69,129     92,172    115,215    138,258    161,301    179,583    197,864
350,000..............   49,799     74,698     99,597    124,496    149,396    174,295    193,983    213,670
375,000..............   53,511     80,267    107,022    133,778    160,533    187,289    208,383    229,476
400,000..............   57,224     85,835    114,447    143,059    171,671    200,283    222,783    245,283
425,000..............   60,936     91,404    121,872    152,340    182,808    213,276    237,183    261,089
450,000..............   64,649     96,973    129,297    162,621    193,946    226,270    251,583    276,895
475,000..............   68,361    102,542    136,722    170,903    205,083    239,264    265,983    292,701

     For the five executives named in the Summary Compensation Table, compensation covered by the Retirement Allowance Plan equals their 5-year average Base Salary.

     The number of years of credited service at normal retirement for the named executive officers are as follows:

                                                             YEARS OF
NAME                                                     CREDITED SERVICE
----                                                     ----------------
Laurence M. Downes.....................................         37
Oleta J. Harden........................................         30
Glenn C. Lockwood......................................         38
Joseph P. Shields......................................         39
Wayne K. Tarney........................................         10

     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the Retirement Allowance Plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 2002, two employees, Messrs. Downes and Lockwood, were eligible for excess benefit payments.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amounts currently payable to Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden under their respective Supplemental Retirement Agreements would be $250,000 for Mr. Downes and $125,000 for each of the remaining four officers named in the Summary Compensation Table.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Long-Term Plan, in the event of a Change of Control (as defined in the Long-Term Plan) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of Control of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

     The Company has entered into agreements with each of the 5 executives named in the Summary Compensation Table that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a Change of Control (i) by the Company without "Cause" (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The agreements further provide that, if any such executive is subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a "Change of Control" generally means (i) the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors ceasing to constitute a majority of the Board or (iii) the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in such agreements) of the acquiring or surviving corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PNC Bank, N.A. provides commercial banking services to the Company. William
H. Turner, a director of the Company, was, during the Company's 2002 fiscal year, the Chairman of the PNC Bank, N.A. Laurence M. Downes, the Chairman of the Company, is a member of the Regional Advisory Council of PNC Bank, N.A. The Company believes that all transactions with PNC Bank, N.A. were conducted at terms and rates no more favorable than those available from other similarly situated commercial banks. Cahill Gordon & Reindel represented the Company as legal counsel with respect to various matters during fiscal 2002. Mr. Wolf, a director of the Company, is a partner in the firm. The Board has reviewed each of these relationships and has determined that Messrs. Turner and Wolf are independent, as such term is defined in the New York Stock Exchange listing standards.

                            APPOINTMENT OF AUDITORS

                            [ITEM (2) ON PROXY CARD]

                                     ITEM 2

     The Board intends to vote the shares represented by the proxies for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2003. Each professional service performed by Deloitte & Touche LLP during fiscal 2002 was approved in advance, or was subsequently approved, and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Deloitte & Touche LLP subject to the approval of the shareholders at the Meeting. Although submission of the appointment of independent public accountants to shareholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for shareholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection if the shareholders' action so warrants.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                 OTHER MATTERS

INDEPENDENT ACCOUNTANTS' FEES

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent public accountants, are set forth in the following table. The Audit Committee has determined that the provision of services specified under letters
B. and C., if any, in the following table are comparable with maintaining the independence of the independent accountants of the Company.

SERVICES RENDERED IN FISCAL 2002                                FEES
--------------------------------                              --------
A. Audit Fees (for services rendered for the audit of the
Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q
for fiscal 2002)............................................  $399,160
B. Financial Information Systems Design and Implementation
Fees........................................................  $      0
C. All Other Fees (includes fees for tax filing preparation
assistance, risk management consultations and other services not included in A. or B.)...................................  $ 89,165

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms, the Company believes that all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder) were complied with during fiscal 2002.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, internet or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay The Altman Group, Inc. a fee of $5,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by the Company on or before September 23, 2003 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission. Shareholder proposals submitted to the Company outside the processes of Rule 14a-8 of the Exchange Act (i.e., the procedures for placing a shareholder proposal in the Company's proxy materials) with respect to the Company's 2004 annual meeting of shareholders will be considered untimely if received by the Company after November 7, 2003. Accordingly, the proxy with respect to the Company's 2004 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after such date.

                                 OTHER BUSINESS

     The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          OLETA J. HARDEN
                                          Secretary

Dated: January 23, 2003

               DIRECTIONS TO THE NEW JERSEY RESOURCES CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                   AT THE BERKELEY CARTERET OCEANFRONT HOTEL
                    1401 OCEAN AVENUE, ASBURY PARK, NJ 07712

FROM NORTH:

   Travel South on the New Jersey Turnpike to EXIT 11 (Garden State Parkway)
                   South on Garden State Parkway to EXIT 105
             After toll, continue 4 traffic lights to Rte. 35 South
                         Turn right onto Rte. 35 South
          Travel approximately 4 miles (watch for Pizza Hut on right)
      Exit on right at SUNSET AVENUE/ASBURY PARK EXIT (N. Seaview Sq. Rd)
               At end of Exit Ramp, turn left onto Sunset Avenue
     Travel 2.3 miles on Sunset Avenue to Traffic light on Kingsley Street
        The Berkeley Carteret Oceanfront Hotel is at the intersection of
                       Sunset Avenue and Kingsley Street
  Parking is in the rear of the building or on Sunset Avenue, Ocean Avenue and
                                Kingsley Street

                   PLEASE ENTER THROUGH THE MAIN ENTRANCE ON
                                 SUNSET AVENUE

FROM SOUTH:

         Travel North on the New Jersey Turnpike to EXIT 7A (Rte. 195)
                  East on Rte. 195 to the Garden State Parkway
                   North on Garden State Parkway to EXIT 100A
                            East (right) on Rte. 66
         North (left) on Rte. 35 . . . 2 traffic lights (SUNSET AVENUE)
                         Turn right onto Sunset Avenue
     Travel 2.3 miles on Sunset Avenue to Traffic light on Kingsley Street
        The Berkeley Carteret Oceanfront Hotel is at the intersection of
                       Sunset Avenue and Kingsley Street
  Parking is in the rear of the building or on Sunset Avenue, Ocean Avenue and
                                Kingsley Street

                   PLEASE ENTER THROUGH THE MAIN ENTRANCE ON
                                 SUNSET AVENUE

WE WILL PROVIDE BUS TRANSPORTATION TO THE ASBURY PARK MEETING LOCATION FOR THOSE WHO INDICATE ON THE PROXY CARD, TELEPHONICALLY, OR ELECTRONICALLY, THAT THEY WILL LEAVE THEIR VEHICLE AT THE COMMUTER PARKING LOT AT THE PNC BANK ART CENTER, EXIT 116 ON THE GARDEN STATE PARKWAY, HOLMDEL, NEW JERSEY. BUSES WILL LEAVE THE COMMUTER PARKING LOT AT 8:45 A.M. TRANSPORTATION WILL BE PROVIDED TO RETURN YOU TO YOUR VEHICLE AFTER THE MEETING.

                                                                 SKU# 2510-PS-03

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                                                                          ZNJR72

                                     PROXY

                        NEW JERSEY RESOURCES CORPORATION

                       1415 Wyckoff Road, Wall, NJ 07719

                 Solicited on behalf of the BOARD OF DIRECTORS
                  for the 2003 Annual Meeting of Shareholders


The undersigned hereby appoints Oleta J. Harden and Laurence M. Downes, each with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, February 26, 2003 at the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey 07712 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

|---------------|                                                |-------------|
|  SEE REVERSE  |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE |
|     SIDE      |                                                |    SIDE     |
|---------------|                                                |-------------|

NEW JERSEY RESOURCES CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




                              Voter Control Number
                     |-------------------------------------|
                     |                                     |
                     |                                     |
                     |-------------------------------------|

                Your vote is important. Please vote immediately.

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VOTE-BY-INTERNET  [Graphic Computer]     VOTE-BY-TELEPHONE  [Graphic Telephone]

                                        OR
1. Log on to the Internet and go to                  1. Call toll-free
   http://www.eproxyvote.com/njr.                      1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above     2. Enter your Voter Control
   and follow the easy steps outlined                  Number listed above and
   on the secured website.                             follow the easy recorded
                                                       instructions
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                 If you vote over the Internet or by telephone,
                         please do not mail your card.


  DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL             ZNJR71

[X] Please mark
    votes as in
    this example.

Unless otherwise indicated, this proxy will be voted "FOR" all nominees for election as directed and "FOR" the proposals referred to herein.
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
1. To elect five directors to the Board of Directors.     2. To approve the retention of Deloitte & Touche,  FOR   AGAINST   ABSTAIN
   Nominees:  (01) Hazel S. Gluck, (02) James T. Hackett,    LLP as auditors for the fiscal year ending      [  ]    [  ]     [  ]
              (03) J. Terry Strange, (04) Gary W. Wolf,      September 30, 2003.
              (05) George R. Zoffinger
                                                                3. To transact any other business that may properly be
                   FOR                       WITHHELD              brought before the meeting or any adjournment or
                   ALL    [  ]      [   ]    FROM ALL              adjournments thereof.
                NOMINEES                     NOMINEES
[ ]_________________________________________
   For all nominees except as written above




                                                                 IF YOU ARE ATTENDING THE MEETING, MARK HERE IF YOU PLAN TO TAKE THE
                                                                 BUS THAT WILL BE PROVIDED TO THE MEETING LOCATION FROM THE PNC BANK
                                                                 ART CENTER, EXIT 116 ON THE GARDEN STATE PARKWAY, HOLDMDEL, NEW
                                                                 JERSEY 07733    [ ]


                                                                 In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.


Signature:_____________________________ Date: _____________ Signature: ______________________________ Date: ____________________
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